UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 19, 2014

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2014, the Compensation Committee of the Board of Directors of Fabrinet (the “Company”) approved increases to the annual base salaries of the Company’s named executive officers as set forth below. Such salary increases are deemed effective as of July 1, 2014.

Name	Title	Previous Annual Base Salary	Current Annual Base Salary
David T. Mitchell	Chief Executive Officer and Chairman of the Board of Directors	$650,000	$700,000
Dr. Harpal Gill	President and Chief Operating Officer of Fabrinet USA, Inc.; Executive Vice President, Operations of Fabrinet Co., Ltd.	$650,000	$750,000
Toh-Seng Ng	Executive Vice President, Chief Financial Officer of Fabrinet USA, Inc.	$425,000	$500,000
John Marchetti	Executive Vice President, Chief Strategy Officer of Fabrinet USA, Inc.	$375,000	$425,000

In addition, the Compensation Committee approved the payment of additional cash compensation to Dr. Gill and Mr. Ng in the amount of 20% of their respective then-current annual base salary, determined and payable bi-monthly, with a tax gross-up (the “Foreign Service Premium Pay”), to incentivize them to continue working for the Company in Thailand and ameliorate the resulting hardships to their families who are located in the United States. The Foreign Service Premium Pay is deemed effective as of July 1, 2014, and shall continue for as long as Dr. Gill and Mr. Ng are required to, and do, temporarily reside and work in Thailand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Toh-Seng Ng
Toh-Seng Ng
Executive Vice President, Chief Financial Officer

Date: October 23, 2014